                                                                Exhibit 3(a)

                                  Delaware
                           -----------------------
                               The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AMERICAN EXPRESS CERTIFICATE COMPANY", CHANGING ITS NAME FROM "AMERICAN EXPRESS CERTIFICATE COMPANY" TO "AMERIPRISE CERTIFICATE COMPANY", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2005, AT 9:50 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                                  /s/ Harriet Smith Windsor
                                  -----------------------------------------

                                  Harriet Smith Windsor, Secretary of State


0845173   8100                                       AUTHENTICATION: 4059475
050629588                                                     DATE: 08-01-05

                                                            State of Delaware
                                                           Secretary of State
                                                     Division of Corporations
                                                Delivered 09:50 AM 08/01/2005
                                                    Filed 09:50 AM 08/01/2005
                                                  SRV050629588 - 0845173 FILE

                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                    AMERICAN EXPRESS CERTIFICATE COMPANY

American Express Certificate Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     1. The Corporation was originally incorporated under the General Corporation Law on October 28, 1977, under the name Investors Certificate Company. On April 2, 1984, a certificate of amendment was filed changing the name of the Corporation to IDS Certificate Company. On February 14, 2000, a certificate of amendment was filed changing the name of the Corporation to American Express Certificate Company, effective as of April 26, 2000.

     2. A resolution proposing and declaring advisable the adoption of an Amended and Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law.

     3. The sole shareholder has given written consent to the adoption of the Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law.

     4. The following Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation to change the name of the Corporation to Ameriprise Certificate Company.

     5. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is Ameriprise Certificate Company.

SECOND: The Corporation's registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and, without limiting the generality of the foregoing;

     (a) To engage in an investment business which shall include, without limiting the generality of said words, the business of executing, making, issuing, negotiating, selling and otherwise disposing of investment contracts, and any or all of such things, and the doing of any act or thing incident to or necessary or convenient for the executing, making, issuing, negotiating, selling or disposing of said contracts or the performance thereof; and the words "investment contracts" shall include, without limiting the generality of said words, any security, contract, agreement, certificate, face amount certificate, instrument or writing containing or representing an obligation or a guarantee by the Corporation to pay the holder thereof, or his assignee or personal representatives, or any other person, corporation, society, firm or association, a stated or determinable sum or sums in cash or its equivalent, at a specified or determinable future date or dates, the consideration for which consists of payments made or to be made to the Corporation in installments or periodically of a stated or determinable amount or in a single sum, regardless of whether the holder thereof is or may be entitled to share in the profits or earnings of the Corporation or to receive additional credits or sums therefrom.

     (b) To manufacture, construct, produce, acquire, own, possess, encumber and dispose of property, real, personal and mixed, of every kind and nature, tangible or intangible, and every right and interest therein, and wherever situated, whether within or without the State of Delaware, and to enjoy and exercise in respect thereto all of the rights, powers and privileges of ownership and possession.

     (c) To lend or borrow money, with or without security, and to enter into any contract, which may seem to the Corporation to be necessary, expedient or convenient to carrying on or conducting its business, and to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and negotiable or transferable securities, instruments and evidences of indebtedness, either secured or unsecured.

     (d) To act for others as agent, factor, broker or manager in the acquisition, disposal, financing, encumbering, management and care of real and personal property of every kind and nature and wherever situated or in the operation or conduct of any business.

     (e) To acquire, engage in and conduct, and dispose of any business of any kind or nature which may seem to the Corporation to be capable of being conveniently carried on and conducted in connection with said investment business or calculated, directly or indirectly, to further said business or to enhance the value of the Corporation's property or business.

     (f) To buy, sell and deal in any and all kinds of insurance and surety bonds either for itself or as agents or brokers for others, but not to issue or enter into contracts of insurance as insurer.

     (g) To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and evidences of indebtedness of any person, firm or corporation, and while the owner or holder of any such shares, bonds, securities, and evidences of indebtedness to exercise all the rights, powers and privileges of ownership, including the right to vote the same.

(h) To do any or all of the things therein before set forth in the same manner, to the same extent and as fully as natural persons might or could do, and in any part of the world, as principal, agent, contractor or otherwise, for itself or others and either alone or jointly or in association with others.

IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Delaware, and the purposes herein set forth, it is expressly provided that this Corporation shall also have the following powers:

     1. To take, purchase, or otherwise acquire, own, hold, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of real property within or without the State of Delaware, wherever situated.

     2. To manufacture, purchase or otherwise acquire in any lawful manner and to hold, own, mortgage, pledge, sell, assign, transfer or in any manner dispose of, and to invest, trade, and deal in and with goods, wares, merchandise, and real and personal property of any and every class and description, and in any part of the world.

     3. To acquire the goodwill, rights, and property, and to undertake the whole or any part of the assets or liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     4. To acquire, apply for, register, purchase, hold, own, use, sell, assign, lease, grant licenses or territorial rights in respect of, mortgage or otherwise dispose of Letters Patent of the United States or of any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

     5. To subscribe for, purchase, invest in, receive, obtain an interest in, hold, sell, assign, transfer, exchange, deposit, mortgage, pledge, hypothecate, guarantee, underwrite, or otherwise dispose of any of the shares of capital stock of, or any voting trust certificates, bonds, mortgages, debentures, trust receipts, notes, obligations, securities or evidences of indebtedness created by or with respect to any other private or public corporation or corporations organized under the laws of this state or any other state, county, nation or government, or any government, municipality, trust, syndicate, association, partnership or individual, and while the owner or holder thereof to do any act or thing permitted by law to preserve, protect, improve or enhance the value thereof and to exercise all the rights, powers and privileges of ownership or interest in respect thereof, including the right to vote thereon and otherwise act with respect thereto.

     6. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     7. To enter into, make and perform contracts of every kind with any person, firm, association or corporation, municipality, body politic, county, territory, state, government or colony or dependence thereof.

     8. To enter into any partnership, limited partnership, joint venture, or any other lawful arrangement for sharing profits, union of interests, reciprocal concession or cooperation with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, in the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

     9. To borrow or raise moneys from time to time for any of the purposes of the Corporation, and from time to time, without limit as to the amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable, non-negotiable, or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for any of its corporate purposes, so far as may be permitted by the laws of the State of Delaware.

     10. To loan to any person, firm or corporation any of its surplus funds, either with or without security.

     11. To have offices, conduct its business and promote its objects within and without the State of Delaware, in other states, the District of Columbia, the territories and colonies of the United States, and in foreign countries, without restrictions as to place or amount.

     12. To do any or all of the things set forth to the same extent as natural persons might or could do in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in company with others.

IN GENERAL, to carry on any other business, similar or dissimilar, whether manufacturing or otherwise, not forbidden by the laws of the State of Delaware, and with all the powers conferred upon corporations by the laws of the State of Delaware.

It is the intention that the objects, purposes and powers specified in Article THIRD, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in the Amended and Restated Certificate of Incorporation, but that the objects, purposes and powers specified in Article THIRD and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

FOURTH: The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty Thousand (150,000) shares of Common Stock or the par value of Ten Dollars ($10) per share.

FIFTH: The existence of the Corporation is to be perpetual.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws, and may be altered from time to time as may be provided by the by-laws, but in no case shall the number be less than three (3). The directors of the Corporation need not be stockholders. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     1.   To make, alter or repeal the by-laws of the Corporation.

     2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

NINTH: The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the by-laws or by the resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

TENTH: The Corporation reserves the right to amend, alter, change, modify, add to or repeal any provisions contained in the Amended and Restated Certificate of Incorporation of the Corporation in the manner now or hereafter prescribed by statute, and all rights conferred on directors and stockholders herein are granted subject to this reservation.

ELEVENTH: No director shall be personally liable to the Corporation or its stockholder for monetary damages for breach of duty as a director, except
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholder; (ii) for acts or omissions not in good faith or that involve intentional misconduct, a knowing violation of law, willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the director's office; (iii) for acts or omissions giving rise to liability under Section 174 of Delaware General Corporation Law; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the adoption of this Article ELEVENTH on September 12, 1995.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed, acknowledged and filed with the Delaware Secretary of State by the undersigned duly authorized officer as of this 1st day of August, 2005.

AMERICAN EXPRESS CERTIFICATE COMPANY

/s/ Paula R. Meyer
------------------
Paula R. Meyer
President